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EXHIBIT 11.1  COMPUTATION OF PER SHARE EARNINGS
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
                                                  For the Three Months Ended
                                                          March 31,
                                                  -------------------------
                                                     2001           2000
                                                  ----------     ----------
Weighted average common stock ...............      8,108,094      8,261,203
Weighted average common stock equivalents ...        110,751        122,972
                                                  ----------     ----------

Weighted average common stock and equivalents      8,218,845      8,384,175
                                                  ==========     ==========

Net income ..................................     $  303,312     $2,141,828
                                                  ==========     ==========

Net income per share - Basic ................     $     0.04     $     0.26
                                                  ==========     ==========
Net income per share - Diluted ..............     $     0.04     $     0.26
                                                  ==========     ==========
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